As filed with the Securities and Exchange Commission on August 11, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

U.S. HOME SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-2922239
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250

Lewisville, Texas 75067

214-488-6324

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

U.S. Home Systems, Inc.

2010 Equity Incentive Plan

(Full Title of the Plan)

Richard B. Goodner

Vice President - Legal Affairs and General Counsel

U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, TX 75067

(Name and Address of Agent For Service)

(214) 488-6324

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James S. Ryan, III

Alex Frutos

Jackson Walker L.L.P.

901 Main Street, Suite 6000

Dallas, Texas 75202

(214) 953-5801

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	500,000 shares	$4.85	$2,425,000	$281.55

(1)	This Registration Statement covers shares of common stock issued or issuable under the registrant’s 2010 Equity Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate amount of securities as may be offered or sold by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of U.S. Home Systems, Inc. as reported on the NASDAQ Global Market on August 4, 2011.

Explanatory Note

On March 15, 2010, the compensation committee, which consists entirely of independent directors, recommended and the Board of Directors of the Company (the “Board”) approved, subject to stockholder approval, the U.S. Home Systems, Inc.’s 2010 Equity Incentive Plan (“2010 Stock Plan”). At our 2010 Annual Meeting of stockholders of U.S. Home Systems, Inc. (the “Company” or the “Registrant”) held on June 17, 2010, the Company’s stockholders approved the 2010 Stock Plan. This Registration Statement on Form S-8 registers an aggregate of 500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), authorized for issuance under the 2010 Stock Plan.

This Registration Statement on Form S-8 contains two parts. The first part contains a reoffer prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers reoffers and resales of “control securities” (in each case, as defined in General Instruction C to Form S-8). This reoffer prospectus relates to offers and resales by directors and executive officers of (1) shares of Common Stock issuable upon the exercise of options and (2) restricted stock awards granted by the Company pursuant to the 2010 Stock Plan. The second part of this registration statement contains information required in the registration statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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REOFFER PROSPECTUS

U.S. Home Systems, Inc.

500,000 Shares

Common Stock

This prospectus relates to the reoffer and resale from time to time of up to 500,000 shares of common stock of U.S. Home Systems, Inc. that may be acquired by our executive officers and directors (collectively referred to as the “selling stockholders”) who are deemed to be our affiliates, as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), under the U.S. Home Systems, Inc. 2010 Equity Incentive Plan.

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Our common stock is listed on the Nasdaq Global Market under the symbol “USHS”. On August 4, 2011, the closing sale price of our common stock on the Nasdaq Global Market was $4.99 per share.

Investing in our common stock involves risks. Please see “Risk Factors” on Page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2011.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission (“SEC”) under the Securities Act that registers the reoffer and resale from time to time by the selling stockholders of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statements and any materials that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC. The SEC’s web site is located at: http://www.sec.gov.

You may also request a copy of our SEC filings, at no cost to you, by writing or telephoning us at: U.S. Home Systems, Inc., 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas, 75067; attention Corporate Secretary, telephone (214) 488-6300. We will not send exhibits to the documents, unless the exhibits are specifically requested and you pay our fee for duplication and delivery.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus. The selling stockholders may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about U.S. Home Systems, Inc. and our common stock, please read the documents incorporated by reference below.

The following documents that we have filed with the SEC are incorporated herein by reference:

a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 17, 2011;

b)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the SEC on May 12, 2011;

c)	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed with the SEC on August 11, 2011;

d)	Current Reports on Form 8-K, filed with the SEC on February 9, 2011, March 18, 2011, May 13, 2011 and June 8, 2011; and

e)	The description of our common stock contained in the Company’s registration statement on Form S-1 filed with the SEC on June 23, 2004, file number 333-11136, declared effective on June 23, 2004.

Except as otherwise indicated, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus. This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC and does not contain all of the information set forth in that Registration Statement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at our principal executive office: 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067, Phone number: 214-488-6324, Attention: General Counsel.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain forward-looking statements that involve a number of risks and uncertainties, as well as assumptions that, if they never materialize or if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plans,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks” or “anticipates,” or similar words (including their use in the negative), or by discussions of future matters, such as our ability to obtain new customers under our agreement with The Home Depot, sales and revenue growth, state of residential housing market, entry into new markets, expansion of our product lines, possible changes in legislation and other statements that are not historical. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or in documents incorporated in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” and other information contained or incorporated by reference in this prospectus before making an investment decision.

Our Business

We are engaged in the specialty product home improvement business. In our home improvement business, we manufacture or procure, design, sell and install custom kitchen and bathroom cabinet refacing products and organizational storage systems for closets and garages. We market, sell and install our products and installed services exclusively through The Home Depot under a service provider agreement and a product supply agreement.

About this Prospectus

This prospectus relates to the reoffer and resale from time to time of up to 500,000 shares (the “Shares”) of common stock of U.S. Home Systems, Inc. that have been acquired by our executive officers and directors (collectively referred to as the “selling stockholders) who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act, under the U.S. Home Systems, Inc. 2010 Equity Incentive Plan (the “Plan”).

We will not receive any proceeds from sales of the Shares by any of the selling stockholders. The Shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the Shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the selling stockholders.

As used in this prospectus, the terms “we,” “us,” “our” and “USHS” mean U.S. Home Systems Inc., a Delaware corporation, and its subsidiaries, unless the context indicates a different meaning.

RISK FACTORS

Investing in our securities involves risks. The most significant factors that make an investment in our securities risky or speculative are discussed (a) under the captions “Item 1. Business - Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10–K for the fiscal year ended December 31, 2010, filed with the SEC on March 17, 2011 and (b) in our most recent reports filed with the SEC that are incorporated by reference in this prospectus. These factors, and others that are not presently known to us, may cause our operating results to vary from anticipated results or may materially and adversely affect our business and financial condition. If any of the unfavorable events or circumstances described in the risk factors actually occur, our business may suffer, the trading price of our common stock and other securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon the exercise of any options by the selling stockholders. We plan to use any such proceeds for working capital purposes.

SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 500,000 shares of common stock of U.S. Home Systems, Inc. that may be acquired by our executive officers and directors (collectively referred to as the “selling stockholders) who are deemed to be our affiliates, as that term is defined in Rule 405, under the Plan. The selling stockholders may resell any or all of the Shares, when issued, at any time they choose while this prospectus is effective, but they are not required to sell any Shares. Executive officers and directors, their family members, trusts for their benefit, or entities that they control, that acquire common stock under the Plan may be added to the selling stockholder list below by a post-effective amendment filed with the SEC. The number of Shares available to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement.

An affiliate is defined in Rule 405 under the Securities Act of 1933 as a “person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with” us. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The information in the table below sets forth, for each selling stockholder, based upon information available to us as of August 11, 2011, the number of shares of our common stock beneficially owned before and after the sale of the Shares (assuming the sale of all Shares) and the percentage of the outstanding shares of our common stock beneficially owned after the sale of the Shares.

The table below also sets forth “Shares of Common Stock that may be Offered”, which represents the maximum number of Shares that could be sold under this prospectus if the holder sold all of his or her Shares, exercised all of his or her options when vested and sold the underlying Shares. The amounts listed under “Shares of Common Stock to be Sold” do not constitute commitments to sell any or all of the stated number of Shares. The actual number of Shares to be sold, if any, shall be determined, from time to time, by each selling stockholder, in his or her discretion. We have not been informed whether any selling stockholders intend to sell any Shares.

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering(1)	Shares of Common Stock that may be Offered	Shares of Common Stock Owned After the Offering	% of Common Stock Owned After the Offering(2)

Don A. Buchholz(3)(4)	515,597	2,000	513,597	7.09%
Larry A. Jobe(3)(5)	66,441	2,000	64,441	*
Kenneth W. Murphy(3)(6)	51,034	2,000	49,034	*
Richard W. Griner(3)(7)	27,808	2,000	25,808	*

*	Denotes less than 1% of the outstanding shares of common stock.
(1)	Each person named above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days including through the exercise of any option or warrant or through the conversion of another security (a “presently exercisable” security).
(2)	Percentage calculations are based on 7,242,404 shares of common stock issued and outstanding as of August 11, 2011.

(3)	One of our directors.
(4)	Mr. Buchholz owns 515,597 shares which includes 50,000 shares held by Union Hill Investments, 77,000 shares held by Union Hill Property Company Ltd., 23,443 shares directly owned by Mr. Buchholz, 8,000 shares which may be purchased upon presently exercisable stock options and 357,154 shares of common stock held by SWS Group, Inc. of which Mr. Buchholz is the chairman of the board. Union Hill Investments is a general partnership, the partners of which are Don A. Buchholz, his wife, Ruth Buchholz, his adult son, Robert Buchholz and his adult daughter, Chrystine B. Roberts. Union Hill Property Company Ltd. is a limited partnership, the partners of which are Don A. Buchholz and his wife, his adult son and daughter and various Buchholz family trusts. A. Buchholz family limited liability company is the general partner of Union Hill Property Company, Ltd. Don A. Buchholz has voting and investment power with regard to the company’s shares of common stock owned by the partnership. The address for Mr. Buchholz and SWS Group, Inc. is 1201 Elm Street, Suite 3500, Dallas, TX 75202.
(5)	Mr. Jobe owns 66,441 shares which includes 47,441 shares owned by Mr. Jobe, 4,000 shares which may be purchased upon presently exercisable stock options and 15,000 shares which are held in his IRA account.
(6)	Mr. Murphy owns 51,034 shares which includes 2,000 shares held by the Estate of Shirley Murphy Trust of which Kenneth W. Murphy is the Trustee and controls the voting of such shares, 41,034 shares directly owned by Mr. Murphy, and 8,000 shares which may be purchased upon presently exercisable stock options.
(7)	Mr. Griner owns 27,808 shares which includes presently exercisable stock options to purchase 6,000 shares.

PLAN OF DISTRIBUTION

The selling stockholders may sell the common stock only for their own accounts. The Shares are listed on the Nasdaq Global Market, subject to official notice of issuance. The selling stockholders, their transferees, donees, pledgees or other successors in interest permitted to use Form S-8, under General Instruction A of Form S-8, may sell or transfer Shares for value in one or more transactions from time to time in:

•	transactions in the over-the-counter market, the Nasdaq Global Market, or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on the Nasdaq Global Market or exchanges;

•	underwritten offerings;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through a combination of these methods of sale.

The selling stockholders may sell the shares of our common stock at:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	any other method permitted by law.

The selling stockholders may effect transactions by selling Shares to or through broker-dealers. Those broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the Shares for whom the broker-dealers may act as agents, which compensation may be more or less than customary commissions. None of the selling stockholders, at the date of this prospectus, has any agreement, arrangement or understanding with any broker or dealer to sell any of the Shares. All selling and other expenses incurred by individual selling stockholders will be borne by those selling stockholders.

We do not know whether any of the selling stockholders will sell any or all of their Shares under this prospectus. We may terminate this offering without notice at any time.

LEGAL MATTERS

The validity of the Shares has been passed upon by our counsel, Jackson Walker L.L.P., Dallas, Texas.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

(i) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 17, 2011;

(ii) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the Commission on May 12, 2011;

(iii) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed with the SEC on August 11, 2011;

(iv) The Company’s Current Reports on Form 8-K, filed with the Commission on February 9, 2011, March 18, 2011, May 13, 2011 and June 8, 2011;

(v) The description of the Company’s capital stock contained in the Company’s registration statement on Form S-1, filed with the Commission on June 23, 2004, as amended, file number 333-111336, declared effective on June 23, 2004.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated into this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties as directors.

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Our certificate of incorporation limits the liability of our directors to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of director’s fiduciary duty in such capacity, except for liability:

•	for any breach of the director’s loyalty to us or our stockholders;

•	for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	for unlawful payments of dividends or unlawful stock purchases or redemptions as provided on Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

The effect of the provisions of our certificate of incorporation is to eliminate our right and the right of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. This provision does not limit or eliminate our rights or the rights of our stockholders to seek monetary relief, such as an injunction or recession, in the event of a breach of any director’s duty of care.

Delaware law authorizes us to indemnify our officers, directors, employees and agents against liabilities, other than liabilities to the corporation, arising because that individual was an officer, director, employee or agent of the corporation so long as the individual acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and not unlawful. Our certificate of incorporation and bylaws provide that our officers, directors, employees and agents will be indemnified by us for liabilities arising because such individual was one of our officers, directors, employees and agents to the fullest extent permitted by Delaware law. Our bylaws also provide that we shall indemnify each of our directors and provide similar indemnification to any other person we have the power to indemnify under Delaware law.

These provisions in our certificate of incorporation and bylaws do not alter the liability of our officers and directors under federal securities laws and do not affect the right to sue under federal securities laws from violations thereof.

We maintain a policy of insurance for directors and officers providing indemnification for our officers and directors for liabilities they may incur while serving in such capacities or arising out of his or her status as such. We believe that these indemnification provisions and insurance are necessary to attract and retain qualified directors and officers. These limitations of liability provisions in our certificate of incorporation and bylaws may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though the action if successful, might otherwise have benefited us and our stockholders. Furthermore, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

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Item 8.	Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation of U.S. Home Systems, Inc. as filed with the Secretary of State of Delaware on January 5, 2001 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, which was filed with the Commission on April 2, 2001).

3.2	Bylaws of U.S. Home Systems, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, which was filed with the Commission on April 2, 2001).

3.3	Amendment to Bylaws of U.S. Home Systems, Inc. (incorporated by reference to Exhibit 3.3 to U.S. Home Systems, Inc.’s Current Report on Form 8-K filed on December 21, 2007).

4.1	Common Stock specimen – U.S. Home Systems, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, which was filed with the Commission on April 2, 2001, and which is incorporated herein by reference).

4.2	U.S. Home Systems, Inc. 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to U.S. Home Systems, Inc.’s Current Report on Form 8-K filed on June 23, 2010).

5.1*	Opinion of Jackson Walker L.L.P.

23.1*	Consent of Jackson Walker L.L.P. (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP

24.1*	Power of Attorney (included on the signature page hereto).

*	Filed herewith.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lewisville, Texas, on this 11th day of August, 2011.

U.S. Home Systems, Inc.

By:	/s/ Murray H. Gross
Murray H. Gross Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of U.S. Home Systems, Inc., do hereby constitute and appoint Murray H. Gross our true and lawful attorney and agent, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm any and all acts that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Murray H. Gross	Chairman, President, Chief Executive Officer and	August 11, 2011
Murray H. Gross	Director

/s/ Robert A. DeFronzo	Secretary/Treasurer and Chief Financial Officer	August 11, 2011
Robert A. DeFronzo	(Principal Accounting Officer)

/s/ Richard Griner	Director	August 11, 2011
Richard Griner

/s/ Don A. Buchholz	Director	August 11, 2011
Don A. Buchholz

/s/ Larry A. Jobe	Director	August 11, 2011
Larry A. Jobe

/s/ Kenneth W. Murphy	Director	August 11, 2011
Kenneth W. Murphy

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Incorporation of U.S. Home Systems, Inc. as filed with the Secretary of State of Delaware on January 5, 2001 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, which was filed with the Commission on April 2, 2001).

3.2	Bylaws of U.S. Home Systems, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, which was filed with the Commission on April 2, 2001).

3.3	Amendment to Bylaws of U.S. Home Systems, Inc. (incorporated by reference to Exhibit 3.3 to U.S. Home Systems, Inc.’s Current Report on Form 8-K filed on December 21, 2007).

4.1	Common Stock specimen – U.S. Home Systems, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, which was filed with the Commission on April 2, 2001, and which is incorporated herein by reference).

4.2	U.S. Home Systems, Inc. 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to U.S. Home Systems, Inc.’s Current Report on Form 8-K filed on June 23, 2010).

5.1*	Opinion of Jackson Walker L.L.P.

23.1*	Consent of Jackson Walker L.L.P. (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP

24.1*	Power of Attorney (included on the signature page hereto).

*	Filed herewith.

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